EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 1, 2022, relating to the financial statements and financial highlights, which appears in Delaware Sustainable Equity Income Fund’s (formerly, Delaware Ivy S&P 500 Dividend Aristocrats Index Fund) Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Custodial and Auditing Services” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 29, 2022